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Pricing Supplement No. 1 Effective at 10:00 A.M. May 11, 1998
PROSPECTUS and PROSPECTUS SUPPLEMENT, each Dated
March 26, 1998                                                Rule 424(b)(3)
                                                          Registration Statement
                                                               No. 333-41059




                               U.S.$5,000,000,000

                            FORD MOTOR CREDIT COMPANY

                       MEDIUM-TERM NOTES Due from 9 Months
                         to 30 Years from Date of Issue
     Interest payable each March 15 and September 15 and at Stated Maturity

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          The Notes offered hereby are Fixed Rate Notes as more fully described in the accompanying Prospectus and Prospectus Supplement. Interest rates offered by Ford Credit with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction.

Issue Date:                                     May 22, 1998

Stated Maturity:                                May 22, 2001

Interest Rate:                                  5.85% per annum
Minimum Denomination and
    Purchase Amount:                            $1,000 and integral
                                                multiples thereof

Agent's Discount or Commission                  .625%

Agent's Capacity                                ____ Agent  _X__ Principal*


* If acting as principal, $5,000,000.00 aggregate principal amount of the Notes are being purchased by Merrill Lynch & Co., Lynch, Pierce,
Fenner & Smith Inc. at the discount set forth above for resale to investors at varying prices related to prevailing market prices at the time of resale.

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                               MERRILL LYNCH & CO.

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